Exhibit 10.23

SEVENTH LOAN MODIFICATION AGREEMENT

This Seventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 29, 2011, by and among SILICON VALLEY BANK, a California corporation (“SVB”), as collateral agent (the “Collateral Agent”) for the Lenders and administrative agent (the “Administrative Agent”) for the Lenders (Collateral Agent and Administrative Agent are collectively the “Agent”), and the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) and otherwise party hereto, including, without limitation, SVB and JPMORGAN CHASE BANK, N.A. (“JPMorgan”) (SVB and JPMorgan are, collectively, the “Joint Bookrunners”) and GAIN CAPITAL HOLDINGS, INC., a Delaware corporation (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to the Lenders, Borrower is indebted to the Lenders pursuant to a loan arrangement dated as of March 29, 2006, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 29, 2006, among Borrower and the Lenders, as amended by a certain First Loan Modification Agreement dated as of October 16, 2006, as further amended by a certain Second Loan Modification Agreement dated as of March 20, 2007, as further amended by a certain Third Loan Modification Agreement dated as of June 6, 2007, as further amended by a certain Fourth Loan Modification Agreement dated as of March 18, 2008, as further amended by a certain Fifth Loan Modification Agreement dated as of June 18, 2009, between Borrower and Lenders, and as further amended by a certain Sixth Loan Modification Agreement dated as of August 30, 2010, between Borrower and Lenders (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Agent, for the ratable benefit of the Lenders, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(a) thereof:

“(i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s consolidated and consolidating operations during the period certified by a Responsible Officer and in a form acceptable to Agent;”

and inserting in lieu thereof the following:

“(i) as soon as available, but no later than forty-five (45) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s consolidated and consolidating operations during the period certified by a Responsible Officer and in a form acceptable to Agent;”

2.	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2 thereof:

“(b) Within thirty (30) days after the last day of each month, deliver to Agent with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.”

and inserting in lieu thereof the following:

“(b) Within forty-five (45) days after the last day of each month, deliver to Agent with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.”

3.	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7 thereof:

“(a) Debt Service Coverage Ratio. A ratio of EBITDA for the subject quarter to the aggregate amount of Borrower’s quarterly principal payment and monthly interest payments for borrowed money (with respect to the three (3) months during such quarter), in each case calculated as of the last day of each fiscal quarter, of at least (i) 2.0 to 1.0 as of the quarters ending March 31, 2006, June 30, 2006, and September 30, 2006, (ii) 1.50 to 1.0 as of the quarters ending December 31, 2006, March 31, 2007 and June 30, 2007, (iii) 1.75 to 1.0 as of the quarters ending September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008, and (iv) 2.0 to 1.0 as of the quarter ending September 30, 2008 and as of the last day of each subsequent fiscal quarter.”

and inserting in lieu thereof the following:

“(a) Debt Service Coverage Ratio.

(i) Quarterly. A ratio of EBITDA for the subject quarter to the aggregate amount of Borrower’s quarterly principal payment and monthly interest payments for borrowed money (with respect to the three (3) months during such quarter), in each case calculated as of the last day of each fiscal quarter, of at least (i) 2.0 to 1.0 as of the quarters ending March 31, 2006, June 30, 2006, and September 30, 2006, (ii) 1.50 to 1.0 as of the quarters ending December 31, 2006, March 31, 2007 and June 30, 2007, (iii) 1.75 to 1.0 as of the quarters ending September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008, and (iv) 2.0 to 1.0 as of the quarter ending September 30, 2008 and as of the last day of each subsequent fiscal quarter through and including December 31, 2010.

(ii) Twelve-Month. A ratio of EBITDA for the twelve-month period ending on the last day of such quarter to the aggregate amount of Borrower’s principal and interest payments for borrowed money during such twelve-month period of at least 3.0 to 1.0 as of the quarter ending March 31, 2011 and as of the last day of each subsequent quarter.”

4.	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

4. FEES AND EXPENSES. Borrower shall reimburse Agent and Lenders for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 29, 2011, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Lenders in the Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to Perfection Certificate shall mean and include the Perfection Certificate as described herein.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Agent, for the ratable benefit of the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower now has no offsets, defenses, claims, or counterclaims against Agent or Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent or Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and Lenders from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Agent and Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents and as supplemented by the information contained in the Perfection Certificate. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate any Lender to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Agent in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lenders.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		LENDERS:

GAIN CAPITAL HOLDINGS, INC.		SILICON VALLEY BANK, as Agent and Lender

By:	/s/ Henry Lyons	By:	/s/ A. Bonnie Ryan
Name:	Henry Lyons	Name:	A. Bonnie Ryan
Title:	Chief Financial Officer	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Lawrence Normile
Name:	Lawrence Normile
Title:	Vice President

The undersigned, GAIN HOLDINGS, LLC, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of March 29, 2006 (the “Guaranty”) and acknowledges, confirms and agrees that (i) the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith, and (ii) the Guaranty shall continue to pertain to all Obligations.

GAIN HOLDINGS, LLC

By:	/s/ Henry Lyons
Name:	Henry Lyons
Title:	Chief Financial Officer

Schedule 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK, AS AGENT	Date:
FROM:	GAIN CAPITAL HOLDINGS, INC.

The undersigned authorized officer of Gain Capital Holdings, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower, Lenders and Agent (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 45 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Regulatory filings (including CFTC reports)	As filed/submitted	Yes No
NFA Audit	Annually, as filed/submitted	Yes No
2008 Operating Plan	By 1/31/2008	Yes No
2009 Operating Plan	By 1/31/2009	Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a Quarterly Basis:
Minimum Debt Service*	≥ :1.0	:1.0	Yes No
Maximum Total Funded Debt/EBITDA**	≤ :1.0	:1.0	Yes No

*	As set forth in Section 6.7(a) of the Loan and Security Agreement – as of March 31, 2011, tested for the applicable twelve-month period.
**	As set forth in Section 6.7(b) of the Loan and Security Agreement.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Gain Capital Holdings, Inc.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No